Exhibit 35.5

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016
PNC Bank, National Association d/b/a Midland Loan Services

Steven W. Smith Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C4	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C5	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-CD4	Master Servicer

DB Americold whole loan

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-C6	Master Servicer

CGM Americold Portfolio

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2008-C7	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2011-C1	Primary Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC15	Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17

Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC19	Special Servicer

Depositor—General Counsel	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC21

Special Servicer of the Newcaster Senior Housing loan under the CGCMT 2014-GC19 PSA

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer

Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-BXCH	Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC27	Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer

Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.

Special Servicer of the 3 Columbus Circle Loan under the COMM 2015-CCRE22 PSA from 03/26/15 to 05/20/15.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.,	Series 2015-GC31

Master & Special Servicer of the Dallas Market Center Loan under the GSM 2015-GC30 PSA.

Master & Special Servicer of the Selig Office Portfolio under the CGCMT 2015-GC29 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-P1

Master Servicer on the Ascentia MHC & Kaiser Center Portfolios under the GSM 2015-GC32 PSA.

Master & Special Servicer on the US StorageMart Portfolio under the CGCMT 2015-SMRT PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.,	Series 2015-GC35	Master Servicer

Master Servicer on the Westin Boston Waterfront and South Plains Mall loans under the GSMST 2015-GS1 PSA.

Special Servicer on 750 Lexington Avenue loan under the GSMST 2015-GC34 PSA.